EX-10.59.07

Prepared by, and after recording
return to:

James J. Schwert, Esquire
Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300
45 S. Seventh Street
Minneapolis, MN 55402

SUBORDINATION, ASSIGNMENT
AND SECURITY AGREEMENT

SUBORDINATION, ASSIGNMENT
AND SECURITY AGREEMENT

           THIS SUBORDINATION, ASSIGNMENT AND SECURITY AGREEMENT (this "Assignment”) is made and entered into as of  April 30, 2008 by and among (i) EMERIKEYT SPRINGS AT OCEANSIDE INC. (the "Borrower"), a  California corporation (ii) KEYCORP REAL ESTATE CAPITAL MARKETS, INC. (the "Lender"), an Ohio corporation, and (iii) EMERITUS PROPERTIES XVI, INC. (the "Operator"), a Nevada corporation.

Recitals

A.
Borrower is the owner of a Seniors Housing Facility known as The Springs at Oceanside and located in Oceanside, California (the “Mortgaged Property”).  A legal description of the Mortgaged Property is attached hereto as Exhibit A.

B.
Operator is the managing operator of the Mortgaged Property pursuant to that certain Operating Lease Agreement dated April 28, 2008, between Borrower and Operator (the "Operating Lease") and is the holder of all of the required Licenses required to operate the Mortgaged Property as a Seniors Housing Facility.

C.
Lender is about to make a loan to Borrower in the amount of Five Million Five Hundred Eighty-Six Thousand and No/100 Dollars ($5,586,000.00) (the "Loan").  The Loan will be evidenced by a Multifamily Note and will be secured by a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "Instrument") of even date herewith executed by the Borrower in favor of Lender which encumbers the Mortgaged Property.

D.
Lender requires and Operator is willing to subordinate its right, title and interest to and under the Operating Lease to the Instrument and to assign all Leases, Rents, Equipment, Inventory, Contracts and Accounts to Lender as additional security for the Loan.

E.
Operator is willing to attorn to Lender upon a default by Borrower under the Loan Documents, to perform its obligations under the Operating Lease and this Assignment for Lender, or its successors and assigns in interest, and to permit Lender to terminate the Operating Lease without liability.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower, Lender and Operator agree as follows:

1. DEFINITIONS.  Capitalized terms used in this Assignment and not otherwise defined shall have the meanings assigned to them in the Instrument.  All terms used herein which are defined in the Uniform Commercial Code, as in effect from time to time in the jurisdiction in

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which the Mortgaged Property is located, shall have the same meanings when used herein.  The following terms, when used in this Assignment, shall have the following meanings:

(a) “Accounts” means all money, funds, investment property, accounts, general intangibles, deposit accounts, chattel paper, documents, instruments, judgments, claims, settlements of claims, causes of action, refunds, rebates, reimbursements, reserves, deposits, subsidies, proceeds, products, rents and profits, now or hereafter arising, received or receivable, from or on account of Operator’s management and operation of the Mortgaged Property as a Seniors Housing Facility.

(b) “Contracts” means any contract or other agreement for the provision of goods or services at or otherwise in connection with the operation, use or management of the Mortgaged Property, including cash deposited to secure performance by parties of their obligations.

(c) “Equipment” means all right, title and interest of Operator in and to all machinery, equipment, computer equipment (hardware and software), tools, furniture, furnishings, kitchen or restaurant supplies and facilities, office equipment, dining room supplies and facilities, medical supplies and facilities, appliances, supplies, books, records, fixtures, leasehold improvements, all tangible and intangible property, and goods now owned and hereafter acquired, used in connection with the operation of the Mortgaged Property, together with all present and future parts, additions, accessories, replacements, attachments, accessions, replacement parts and substitutions therefore, and the proceeds thereof (cash and non-cash including insurance proceeds).

(d) “Event of Default” means the occurrence of any event listed in Section 22 of the Instrument or a default by Borrower or Operator of any representation, warranty or covenant under this Assignment or the Operating Lease.

(e) "Impositions" and "Imposition Deposits" shall have the meaning as defined in Section 7(a) of the Instrument.

(f) "Improvements" means the buildings, structures, improvements and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions, which may now or hereafter constitute the Mortgaged Property.

(g) "Indebtedness" means the principal of, interest on, and all other amounts due at any time under, the Note (as hereinafter defined), the Instrument or any other Loan Documents (as hereinafter defined), including prepayment premiums, late charges, default interest.

(h) “Inventory” means all right, title and interest of Operator in and to inventory of every type and description, now owned and hereafter acquired, including, without

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limitation, raw materials, work in process, finished goods, goods returned or repossessed or stopped in transit, goods used for demonstration, promotion, marketing or similar purposes, property in, on or with which any of the foregoing may be stored or maintained, all materials and supplies usable or used or consumed at the Mortgaged Property, and all documents and documents of title relating to any of the foregoing, together with all present and future parts, additions, accessories, attachments, accessions, replacements, replacement parts and substitutions therefor or thereto in any form whatsoever.

(i) "Land" means the land described in Exhibit A.

(j) "Leases" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Operator is a cooperative housing corporation), and all modifications, extensions or renewals thereof.  The term "Leases" shall also include any residency, occupancy, admission, and care agreements pertaining to residents of the Mortgaged Property and shall also specifically include, without limitation, the Operating Lease.

(k) “Loan” shall have the meaning as defined in Recital C above.

(l) "Loan Documents" means the Note, the Instrument, this Assignment, all guaranties and any other documents now or in the future executed by Borrower, Operator or any other person or entity in connection with the Loan, as such documents may be amended from time to time.

(m) "Mortgaged Property" shall have the meaning as defined in Recital A above.

(n) "Note" means that certain Multifamily Note in the original principal amount of Five Million Five Hundred Eighty-Six Thousand and No/100 Dollars ($5,586,000.00) executed by Borrower in favor of Lender, and more fully described in the Instrument.

(o) "Rents" means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, including subsidy payments received from any sources (including but not limited to payments under any Housing Assistance Payments Contract), parking fees, laundry and vending machine income and fees and charges for food, healthcare and other services provided at the Mortgaged Property, whether now due, past due, or to become due, resident and tenant security deposits, entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited by any resident or tenant (whether forfeited or not) together with and including all proceeds from any private insurance for residents to cover rental charges and charges for services at or in connection with the Mortgaged Property, and the right to Third Party Payments due for the rents or services of residents at the Mortgaged Property.  Each of the foregoing shall be considered "Rents" for the purposes of the actions and rights set forth in Section 3 of this Assignment.

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(p) "Taxes" shall have the meaning as defined in Section 1(y) of the Instrument.

2.	UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.

(a) This Assignment is also a security agreement under the Uniform Commercial Code for any of the Contracts, Accounts, Equipment, Inventory, Leases and Rents which, under applicable law, may be subject to a security interest under the Uniform Commercial Code, whether acquired now or in the future and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and Operator hereby assigns and grants to Lender a security interest in the UCC Collateral.  Operator hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Operator agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments.  Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements that Lender may require.  Without the prior written consent of Lender, Operator shall not create or permit to exist any other lien or security interest in any of the UCC Collateral.

(b) If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Assignment or existing under applicable law.  In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies.

(c) Upon an Event of Default, Lender or its designee may (in Lender’s sole discretion) terminate Operator’s authority to collect Accounts and notify the residents and account debtors that the Accounts have been assigned to Lender or of Lender’s security interest therein and, either in its own name or that of Operator or both, demand, collect (including, without limitation, through any lockbox arrangement prescribed by Lender), receive, receipt for, sue for or give acquittance for any or all amounts due or to become due in respect of the Accounts, and may also, in its discretion, file any claim, institute any proceeding or take any other action that Lender may deem necessary or appropriate to protect and realize upon the security interest of Lender in the Accounts.  All of Lender’s collection expenses shall be charged to the Borrower’s account and added to the Indebtedness.  If Lender is collecting the Accounts as above provided, Lender shall have the right to receive, endorse, assign and deliver in Lender’s name or Operator’s name any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and Operator hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  If Lender is collecting the Accounts directly as above provided, Operator hereby constitutes Lender or Lender’s designee as Operator’s attorney-in-fact with power with respect to the Accounts to:  (1) endorse Operator’s name upon all notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into Lender’s possession; (2) notify the Post Office to change the address for delivery of mail

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addressed to Operator for the Mortgaged Property to such address as Lender may designate; and (3) receive, open, and dispose of all such mail addressed to Operator.

(d) Upon an Event of Default, Lender may, without demand and without advertisement or notice, at any time or times, sell and deliver any or all Equipment or Inventory held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Lender, in its sole discretion, deems advisable.  Subject to the provisions of applicable law, Lender may postpone or cause the postponement of the sale of all or any portion of the Equipment or Inventory by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale has been postponed or Lender may further postpone such sale by announcement made at such time and place.  Without in any way limiting the foregoing, Lender shall, following any Event of Default, have the right, in addition to all other rights provided herein or by law, to enter without legal process upon the Mortgaged Property (provided that such entry be done lawfully) for the purpose of taking possession of the Equipment or Inventory, and the right to maintain such possession on the Mortgaged Property or to remove the Equipment or Inventory or any part thereof to such other places as Lender may desire.  Whether or not Lender exercises its right to take possession of the Equipment or Inventory, Operator shall, upon Lender's demand, promptly assemble the Equipment or Inventory and make it available to Lender at the Mortgaged Property.

3.           ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.

(a) As consideration for the material financial benefit to be derived by Operator from Lender’s approval of the Operating Lease and providing the Loan, to the extent permitted by applicable law, Operator absolutely and unconditionally assigns and transfers to Lender all Rents.  To the extent permitted by applicable law, it is the intention of Operator to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Operator.  Promptly upon request by Lender, Operator agrees to execute and deliver such further assignments as Lender may from time to time require.  To the extent permitted by applicable law, Operator and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction (as that term is defined in Section 30[a] of the Instrument), then it is the intention of Operator that in this circumstance this Assignment create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Assignment.

(b) After the occurrence of an Event of Default, Operator authorizes Lender to collect, sue for and compromise Rents and directs each resident and tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender.  However, until the occurrence of an Event of Default, Lender hereby grants to Operator a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and subject to the terms of the Operating Lease,

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to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), resident and tenant improvements and other capital expenditures.  So long as no Event of Default has occurred and is continuing, and subject to the terms of the Operating Lease, the Rents remaining after application pursuant to the preceding sentence may be retained by Operator free and clear of, and released from, Lender’s rights with respect to Rents under this Assignment.  From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Operator’s license to collect Rents shall automatically terminate and Lender shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid.  Operator shall pay to Lender upon demand all Rents to which Lender is entitled.  At any time on or after the date of Lender’s demand for Rents, Lender may give, and Operator hereby irrevocably authorizes Lender to give, notice to all residents and tenants of the Mortgaged Property instructing them to pay all Rents to Lender.  No resident or tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no resident or tenant shall be obligated to pay to Operator any amounts which are actually paid to Lender in response to such a notice.  Any such notice by Lender shall be delivered to each resident and tenant personally, by mail or by delivering such demand to each rental unit.  Operator shall not interfere with and shall cooperate with Lender’s collection of such Rents.  After an Event of Default, Lender is further authorized to give notice to all Third Party Payment payors (other than governmental entities) at Lender's option, instructing them to pay all Third Party Payments which would be otherwise paid to Operator to Lender, to the extent permitted by law.  In the case of Third Party Payments from Third Party Payment payors which are governmental entities, including Medicaid, Lender and Operator have executed a Depositary Agreement of even date herewith which establishes special procedures for the receipt and disposition of the Third Party Payments.

(c) Operator represents and warrants to Lender that Operator has not executed any prior assignment of Rents that Operator has not performed, and Operator covenants and agrees that it will not perform any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Assignment there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents.  Operator shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

(d) If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender’s security or the solvency of Operator and even in the absence of waste, to the extent permitted by applicable law, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of

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Contracts and Leases providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Assignment, or for such other purposes as Lender in its discretion may deem necessary or desirable.  Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender’s security, without regard to Operator’s solvency and without the necessity of giving prior notice (oral or written) to Operator, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence.  If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Operator, by its execution of this Assignment, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.  Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property.  Immediately upon appointment of a receiver or immediately upon Lender’s entering upon and taking possession and control of the Mortgaged Property, Operator shall, to the extent permitted by applicable law, surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents.  In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Operator and its representatives from the Mortgaged Property.  Operator acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

(e) If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and Operator and only for those Rents actually received.  Lender shall not be liable to Operator, Borrower, anyone claiming under or through Operator or Borrower, or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under this Section 3, and Operator and Borrower hereby release and discharge Lender from any such liability to the fullest extent permitted by law.

(f) If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness, as provided in Section 12 of the Instrument.

(g) Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Assignment shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Assignment or in the Instrument.

4.           ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

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(a) As consideration for the material financial benefit to be derived by Operator from Lender’s approval of the Operating Lease and providing the Loan, to the extent permitted by applicable law, Operator absolutely and unconditionally assigns and transfers to Lender all of Operator's right, title and interest in, to and under the Leases, including Operator's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.  To the extent permitted by applicable law, it is the intention of Operator to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Operator's right, title and interest in, to and under the Leases.  To the extent permitted by applicable law, Operator and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then it is the intention of Operator that in this circumstance this Assignment create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Assignment.

(b) Until Lender gives notice to Operator of Lender’s exercise of its rights under this Section 4, Operator shall have all rights, power and authority granted to Operator under any Lease (except as otherwise limited by this Section or any other provision of this Assignment), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease, with the exception of the Operating Lease.  Upon the occurrence of an Event of Default and at the option of Lender, the permission given to Operator pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall terminate.  Operator shall comply with and observe Operator's obligations under all Leases, including Operator's obligations pertaining to the maintenance and disposition of resident or tenant security deposits.

(c) Operator acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements.  The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Assignment or to expend any money or to incur any expenses.  Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property.  Prior to Lender’s actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.  The execution of this Assignment by Operator shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Operator, prior to such actual entry and taking of possession.

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(d) Upon delivery of notice by Lender to Operator of Lender’s exercise of Lender’s rights under this Section 4 at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have, to the extent permitted by applicable law, all rights, powers and authority granted to Operator under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(e) Operator shall, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect. All Leases for residential dwelling units shall be on forms approved by Lender, shall be on initial terms of at least six months and not more than two years, and shall not include options to purchase.  If customary in the applicable market, residential Leases with a month-to-month term or with terms of less than six months shall be permitted with Lender’s prior written consent.

(f) Operator shall not lease any portion of the Mortgaged Property for non-residential use except with the prior written consent and approval of Lender with the exception of the Operating Lease which has previously been approved by Lender.  Operator shall not modify the terms of, extend or terminate, any Lease for non-residential use (including any Lease in existence on the date of this Instrument) without the prior written consent of Lender. Operator shall, without request by Lender, deliver an executed copy of each non-residential Lease to Lender promptly after such Lease is signed.  All non-residential Leases (including, without limitation, the Operating Lease) and renewals or extensions of existing Leases, shall specifically provide that (1) such Leases are subordinate to the lien of this Instrument (unless waived in writing by Lender); (2) the resident or tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner; (3) the resident or tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (4) the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (5) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser's option, accept or terminate such Lease; and (6) the resident or tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.

(g) Operator shall not receive or accept Rent under any Lease (whether residential or non-residential) for more than two months in advance.

5. ASSIGNMENT OF CONTRACTS; CONTRACTS AFFECTING THE MORTGAGED PROPERTY.

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(a) Operator has entered into the Contracts identified on Exhibit B for the provision of goods or services, at or otherwise in connection with the operation, use or management of the Mortgaged Property.  Operator may in the future enter into Contracts for the provision of additional goods or services at or otherwise in connection with the operation, use or management of the Mortgaged Property.

(b) As consideration for the material financial benefit to be derived by Operator from Lender’s approval of the Operating Lease and providing the Loan, to the extent permitted by applicable law, Operator absolutely and unconditionally assigns and transfers to Lender all of Operator's right, title and interest in, to and under the Contracts, including Operator's right, power and authority to modify the terms of, extend or terminate any such Contract.  To the extent permitted by applicable law, it is the intention of Operator to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Operator's right, title and interest in, to and under the Contracts.  To the extent permitted by applicable law, Operator and Lender intend this assignment of the Contracts to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  However, if this present, absolute and unconditional assignment of the Contracts is not enforceable by its terms under the laws of the Property Jurisdiction, then it is the intention of Operator that in this circumstance this Assignment create and perfect a lien on the Contracts in favor of Lender, which lien shall be effective as of the date of this Assignment.  The acceptance by Lender of this assignment of the Contracts shall not at any time or in any event obligate Lender to take any action under this Assignment or to expend any money or to incur any expenses.

(c) Until Lender gives notice to Operator of Lender’s exercise of its rights under this Section 5, Operator shall have all rights, power and authority granted to Operator under any Contract (except as otherwise limited by this Section or any other provision of this Assignment), including the right, power and authority to modify the terms of any Contract or extend or terminate any Contract, with the exception of the Operating Lease.  Upon the occurrence of an Event of Default and at the option of Lender, the permission given to Operator pursuant to the preceding sentence to exercise all rights, power and authority under Contracts shall terminate.

(d) Upon Lender’s delivery of notice to Operator of an Event of Default, Lender shall immediately have all rights, powers and authority granted to Operator under any Contract, including the right, power and authority to modify the terms of, extend or terminate any such Contract.

(e) Operator hereby represents and warrants and agrees with Lender that:  (1) the Contracts are assignable and no previous assignment of Operator’s interest in the Contracts has been made; (2) the Contracts are in full force and effect in accordance with their respective terms and there are no defaults thereunder; (3) Operator shall fully perform all of its obligations under the Contracts, and Operator agrees not to amend, modify, assign, sell, pledge, transfer, mortgage or otherwise encumber its interests in any of the Contracts so long as this Assignment is in effect, or consent to any transfer, assignment or other disposition thereof without the written

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approval of Lender; and (4) each Contract entered into by Operator subsequent to the date hereof, the average annual consideration of which, directly or indirectly, is at least $20,000, shall provide:  (i) that it shall be terminable for cause; and (ii) that it shall be terminable, at Lender’s option, upon the occurrence of an Event of Default.

6. BORROWER AND OPERATOR REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  Borrower and Operator represent and warrant to Lender that (i) after the Loan is made, Borrower and/or Operator will have sufficient working capital, including cash flow from the Mortgaged Property or other assets, to adequately own and/or maintain the Mortgaged Property and pay all outstanding debts associated with the Mortgaged Property as they become due, (ii) the Operating Lease is unmodified and is in full force and effect, (iii) the Operating Lease is a valid and binding agreement enforceable against the parties in accordance with its terms, and (iv) neither party is in default in performing any of its obligations under the Operating Lease.  Borrower and Operator hereby agree that any default by Borrower or Operator under this Assignment or the Operating Lease which continues beyond any applicable cure period shall at Lender’s option, constitute an Event of Default under the Instrument.

7. BORROWER COVENANTS. Borrower hereby covenants with Lender that during the term of this Assignment: (a) Borrower shall not transfer the responsibility for the operation and management of the Mortgaged Property from Operator to any other person or entity without the prior written consent of Lender; (b) Borrower shall not terminate or amend any of the terms or provisions of the Operating Lease nor shall Borrower assign its rights under the Operating Lease without the prior written consent of Lender; (c) within 5 days of Borrower’s receipt,  Borrower shall give Lender written notice of any notice or information that Borrower receives which indicates that either Borrower or Operator is in default under the terms of the Operating Lease, Operator is terminating the Operating Lease or that Operator is otherwise discontinuing its operation and management of the Mortgaged Property; and (d) Borrower agrees that after Borrower receives notice (or otherwise has actual knowledge) of an Event of Default under the Instrument, it will not make any payment of fees under or pursuant to the Operating Lease without Lender’s prior written consent.

8. EVENT OF DEFAULT.  Upon receipt by Operator of written notice from Lender that an Event of Default has occurred and is continuing, Lender shall have the right to exercise all rights as owner of  the Mortgaged Property under the Operating Lease and Operator shall pay to Lender directly all Rent and other sums due under the Operating Lease.  Lender shall be entitled to mandate the use of a lockbox bank account or other depositary account, to be maintained under the control and supervision of Lender, for all income of the Mortgaged Property, including but not limited to Rents, service charges, insurance payments and Third Party Payments.  In order to induce Lender to lend funds hereunder, Borrower and Operator hereby agree that upon the occurrence of an Event of Default and at the option of Lender, Operator shall continue to provide all necessary services required under any applicable licensing or regulatory requirements and shall fully cooperate with Lender and any receiver as may be appointed by a court, in performing these services until such time as Lender has arranged for a replacement operator, and in arranging an orderly transition to a replacement operator, manager or provider of the necessary

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(Seniors Housing)	05-05	© 2000-2005 Fannie Mae

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services.   Borrower and Operator agree to cooperate with Lender in arranging an orderly transfer to a replacement operator of all Licenses and governmental approvals necessary or reasonably required to operate the Mortgaged Property as a Seniors Housing Facility, and to execute promptly all applications, assignments, consents and documents requested by Lender to facilitate such transition.

9. OPERATING LEASE TERMINATION.  After the occurrence of an Event of Default, Lender shall have the right any time thereafter to terminate the Operating Lease, without cause and without liability, by giving written notice to Operator of its election to do so.  Lender's notice shall specify the date of termination, which shall not be less than 30 days after the date of such notice, except such lesser notice as Lender deems to be appropriate in the event of an emergency.

10. TURNOVER OF BOOKS AND RECORDS.  On the effective date of termination of the Operating Lease, Operator shall turn over to Lender all books and records relating to the Mortgaged Property and the residents and tenants (copies of which may be retained by Operator, at Operator’s expense), together with such authorizations and letters of direction addressed to residents, tenants, suppliers, employees, banks and other parties as Lender may reasonably require.  Operator shall cooperate with Lender in the transfer of operating and management responsibilities to Lender, any receiver, or their designees.  A final accounting of unpaid fees (if any) due to Operator under the Operating Lease shall be made within 60 days after the effective date of termination, but Lender shall not have any liability or obligation to Operator for unpaid fees or other amounts payable under the Operating Lease which accrue before Lender acquires title to the Mortgaged Property, or before Lender becomes a mortgagee in possession.

NOTICE.  Operator’s address for Notice is 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.
Borrower’s address for notice is 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.
Lender’s address for notice is 127 Public Square, Cleveland, Ohio 44114.

All notices to be given by Lender to Operator shall be given in the same manner as notices to Borrower pursuant to the notice provisions contained in the Instrument.

12. NO ASSUMPTION OF OBLIGATIONS.  The Borrower and Operator, by executing this Assignment, agree that Lender does not assume any obligations or duties of the Borrower and Operator concerning the Operating Lease until and unless Lender shall exercise its rights hereunder.

13. POWER OF ATTORNEY.  Borrower and Operator hereby irrevocably constitute and appoint Lender as Borrower's and Operator’s attorney-in-fact to demand, receive and enforce their rights with respect to the provisions set forth in this Assignment, to give appropriate receipts, releases and satisfactions for and on Borrower's and Operator’s behalf and to do any and all acts in Borrower's or Operator’s names or in the name of Lender with the same force and effect as

Subordination, Assignment and Security Agreement	Form 4079
(Seniors Housing)	05-05	© 2000-2005 Fannie Mae

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Borrower or Operator could do if this Assignment had not been made.  The foregoing appointment shall be deemed to be coupled with an interest and irrevocable.

14. OPERATOR REPRESENTATIONS AND OBLIGATIONS.  Operator represents, warrants and agrees to the following:

(a) Operator will use its best efforts to cooperate with Lender, including attendance at any meetings requested by Lender (after reasonable prior notice), furnishing financial statements of Operator and operating statements for the Mortgaged Property, and allowing Lender to undertake inspections of the Mortgaged Property.  In addition, Operator acknowledges that it has received from Borrower and reviewed a fully executed copy of the Instrument and covenants therein and agrees to comply with all provisions and covenants therein applicable to the use and operation of the Mortgaged Property (the “Operating Covenants”), including without limitation, arranging for the escrow of Taxes and insurance with Lender and, if necessary, providing insurance coverage in accordance with Lender’s requirements.  In the event Operator fails to so use and operate the Mortgaged Property, Lender shall have the right to enforce the Operating Covenants directly against Operator upon Borrower’s failure to do so, in accordance with the provisions of the Instrument and this Assignment.  Operator’s failure to comply with these obligations shall constitute a default under the Operating Lease, a default under this Assignment, and an Event of Default under the Loan Documents.  Operator agrees to comply with all of its obligations under the Operating Lease pertaining to its payment and performance of any repairs and capital improvements at the Mortgaged Property;

(b) the Operating Lease is and shall be subject and subordinate in all respects to the liens, terms, covenants and conditions of the Instrument and the other Loan Documents, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances heretofore made or which may hereafter be made pursuant to the Instrument (including all sums advanced for the purposes of (x) protecting or further securing the lien of the Instrument, curing defaults by Borrower under the Loan Documents or for any other purposes expressly permitted by the Instrument, or (y) constructing, renovating, repairing, furnishing, fixturing or equipping the Mortgaged Property);

(c) any fees payable to Operator by Borrower pursuant to the Operating Lease are and shall be subordinated in right of payment to the prior payment in full of the Indebtedness;

(d) if, by reason of its exercise of any other right or remedy under the Operating Lease, Operator acquires by right of subrogation or otherwise a lien on the Mortgaged Property which (but for this subsection) would be senior to the lien of the Instrument, then, in that event, such lien shall be subject and subordinate to the lien of the Instrument;

(e) until Operator or Borrower receives notice (or otherwise acquires actual knowledge) of an Event of Default, Operator shall be entitled to retain for its own account all payments made under or pursuant to the Operating Lease, subject to the terms of this Assignment;

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(f) after Operator or Borrower receives notice (or otherwise acquires actual knowledge) of an Event of Default, Operator will not accept or retain any payment of fees under or pursuant to the Operating Lease without Lender’s prior written consent;

(g) if, after Operator or Borrower receives notice (or otherwise acquires actual knowledge) of an Event of Default, Operator receives any payment of fees under the Operating Lease other than from Lender, or if Operator receives any other payment or distribution of any kind from Borrower or from any other person or entity other than from Lender in connection with the Operating Lease which Operator is not permitted by this Assignment to retain for its own account, such payment or other distribution will be received and held in trust for Lender and unless Lender otherwise notifies Operator, will be promptly remitted, in cash or readily available funds, to Lender, properly endorsed to Lender, to be applied to the principal of, interest on and other amounts due under the Loan Documents in such order and in such manner as Lender shall determine in its sole and absolute discretion.  Operator hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons or entities designated by Lender) as Operator’s true and lawful attorney in fact with power to endorse the name of Operator upon any checks representing payments referred to in this subsection;

(h) during the term of this Assignment, Operator will not commence, or join with any other creditor in commencing any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings with respect to Borrower, without Lender’s prior written consent, and Operator has not filed and is not subject to any filing for bankruptcy or reorganization under any applicable bankruptcy or insolvency laws;

(i) Operator will deliver to Lender at the address indicated above and at the same time as such notice is given to Borrower, any notice of default under the Operating Lease;

(j) Operator has not assigned or sublet and is now the sole owner of the interest or leasehold estate created by the Operating Lease, and shall not hereafter transfer the Operating Lease except as permitted by the terms thereof and with Lender’s prior written approval;

(k) Operator will not seek to terminate the Operating Lease by reason of any default of Borrower without prior written notice thereof to Lender and the lapse thereafter of such time as under the Operating Lease was offered to Borrower in which to remedy the default, and the lapse of 30 days after the expiration of such time as Borrower was permitted to cure such default; provided, however, that with respect to any default of Borrower under the Operating Lease which cannot be remedied within such time, if Lender commences to cure such default within such time and thereafter diligently proceeds with such efforts and pursues the same to completion, Lender shall have such time as is reasonably necessary to complete curing such default.  Notwithstanding the foregoing, in the event either Lender or Borrower do not cure or commence curing such default within the time provided to Borrower under the Operating Lease and the nature of the default threatens Operator’s ability to conduct its daily business or threatens to materially or adversely damage its property located on the Mortgaged Property, Operator shall be permitted to exercise its rights under the Operating Lease;

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(l) Operator will not pay any rent, fees or other sums due or to become due under the Operating Lease (“Rent”) more than 30 days in advance of the date on which the same are due or to become due under the Operating Lease; and

(m) Operator will certify promptly in writing to Lender in connection with any proposed assignment of the Instrument, whether or not any default on the part of Borrower then exists under the Operating Lease, and will execute such estoppel certificates and subordination agreements as Lender shall reasonably require.

15.	OPERATOR CERTIFICATIONS. Operator certifies as follows:

(a) Operator has unconditionally accepted delivery of the Mortgaged Property pursuant to the terms of the Operating Lease and is operating the Mortgaged Property as a Seniors Housing Facility;

(b) The Operating Lease does not provide for free Rent, partial Rent, Rent concessions of any kind, for the advance payment of Rent other than as set forth in Section 14(1) above, Rent abatement or offsetting of Rent and no Rent has been paid for more than 30 days in advance;

(c) Operator has fully inspected the Mortgaged Property and found the same to be as required by the Operating Lease in good order and repair, and all conditions and duties of an inducement nature under the Operating Lease to be performed by the Borrower have been satisfied, including but not limited to payment to Operator of any Borrower contributions for improvements, completion by Borrower of the construction of any improvements to be constructed by the Borrower, and payment to Operator of any consulting fees;

(d) the primary term of the Operating Lease commenced on April 28, 2008 and continues to April 27, 2023 and contains two (2) renewal options of ten (10) years each.  Operator has no rights or options of purchase or first refusal under the Operating Lease or with respect to the Mortgaged Property or any part thereof;

(e) payment of monthly rent commenced on April 28, 2008 and is paid to May 31, 2008;

(f) as of the date of this Assignment, to the best of Operator’s knowledge, neither the Borrower nor Operator is in default under any of the terms, conditions, provisions or agreements of the Operating Lease and Operator has no offsets, claims or defenses against the Borrower with respect to the Operating Lease;

(g) Operator has paid a security or other deposit to Borrower, pursuant to the terms of the Operating Lease;

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(h) Operator does not, has not and will not use the Mortgaged Property for the storage, treatment, manufacturing, generation, disposal or release into the environment of any petroleum product or substance which is classified as a hazardous substance, pollutant or contaminant under the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) or other applicable federal, state and local laws and regulations except for the safe and lawful use and storage of quantities of pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable Senior Housing Facilities;

(i) Operator shall not look to Lender, any mortgagee in possession, or successor in title to the Mortgaged Property for accountability for any security deposit or other deposit held by Borrower;

(j) Operator currently holds the Licenses identified on Exhibit C with regard to the Mortgaged Property, and is unaware of any other Licenses required to lawfully operate the Mortgaged Property as an Assisted Living Facility.  Each of the items listed on Exhibit C have been lawfully issued to Operator and are in full force and effect.  There is no legal action pending or to the best of Operator’s knowledge threatened which would adversely affect the Licenses or the operations at the Mortgaged Property.  Operator is not currently operating under a consent order or decree, or any other agreement or decree mandated by the courts or a governmental entity that restricts or otherwise affects the operation of the Mortgaged Property;

(k) the Mortgaged Property is operated as an Assisted Living Facility pursuant to its Certificate of Occupancy and pursuant to its Licenses.  The Certificate of Occupancy and Licenses are current and there are no violations of record.  The operations at the Mortgaged Property comply with the terms and conditions of the Certificate of Occupancy and the Licenses.  The Certificate of Occupancy has no termination date.  The Licenses are valid until N/A.  The Licenses must be renewed every year;

(l) renewal of the Licenses must be applied for no later than N/A days prior to the expiration of the Licenses;

(m) foreclosure of the Mortgaged Property by Lender or any other transfer of the Mortgaged Property as a result of an Event of Default by Borrower under the Instrument will not result in a revocation, suspension or limitation of the Licenses; and

(n) to the best of Operator’s knowledge, there currently exist no grounds for the revocation, suspension or limitation of the Certificate of Occupancy or any of the Licenses for the Mortgaged Property.

16. LICENSING REQUIREMENTS.  [Reserved]

17. CONSIDERATION. The Borrower and Operator acknowledge that Operator is owned by parties who directly or indirectly have an ownership interest in the Borrower, are under

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common management and control and that the Borrower and Operator will benefit from the Loan.  Accordingly, the Borrower and Operator both acknowledge receipt of good and valuable consideration for Operator’s and Borrower’s entry into this Assignment.

18.           COLLECTIONS.  Operator agrees that all monies collected on behalf of the Borrower shall be deposited in one or more bank accounts in the name of Operator and Operator hereby pledges a security interest in the bank accounts to Lender, so that such bank accounts are security for the Loan and shall be subject to the terms of the Instrument and other Loan Documents.

19.           MODIFICATIONS TO LOAN DOCUMENTS.  Any amendments heretofore or hereafter made to any of the Loan Documents, other than this Assignment, shall not require the consent of Operator.

20. LENDER REQUESTS.  Within 10 days of written request of Lender, Operator will promptly furnish to Lender copies of all Leases, Contracts, Licenses, books, records, monthly reports, statements of account, budgets, third party payment documentation including but not limited to reimbursement agreements, surveys, statements of deficiencies and plans of correction, and cost reports related to any payments or the right to receive payments from federal, state or local programs, boards, bureaus or agencies, and other items which Operator is required to maintain or otherwise maintains under the Operating Lease or which Operator maintains for its own purposes with respect to the Mortgaged Property.  Upon an Event of Default under the Instrument, Operator will furnish promptly to Lender evidence of deposits and withdrawals from any account held or controlled by Operator relating to the Mortgaged Property.

21. OPERATOR ASSIGNMENT.  As additional collateral security for the Loan and the observance and performance by Borrower of the terms, covenants and conditions of the Loan Documents, Operator to the extent permissible under applicable law and regulations, hereby transfers, sets over and assigns to Lender all of Operator’s right, title and interest in and to all Licenses and any other agreements or permits of any nature whatsoever now or hereafter obtained or entered into by Operator with respect to the occupancy, use, operation, maintenance and administration of the Mortgaged Property as a Seniors Housing Facility.

22. COUNTERPARTS.  This Assignment may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall constitute one and the same instrument.

23.      GOVERNING LAW.

(a) This Assignment shall be governed by and construed in accordance with the laws of the Property Jurisdiction, and applicable federal law.

(b) Operator agrees that any controversy arising under or in relation to this Assignment shall be litigated exclusively in the Property Jurisdiction and Operator and Borrower irrevocably consent to service, jurisdiction, and venue of such course for any such litigation and

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waive any other venue to which Operator or Borrower might be entitled by virtue of domicile, habitual residence or otherwise.

24.           SUCCESSORS AND ASSIGNS.  This Assignment shall be binding upon Borrower, Operator and Lender and their respective successors, transferees and assigns, and shall inure to the benefit of and may be enforced by Lender and its successors, transferees and assigns.  Borrower and Operator shall not assign any of their respective rights and obligations under this Assignment without the prior written consent of Lender.

25.           ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.  This Assignment contains the complete and entire understanding of the parties as to its subject matter.  No amendment to this Assignment will be valid unless it is made in writing and executed by the parties to this Assignment.  No specific waiver or forbearance for any breach of any of the terms of this Assignment shall be considered as a general waiver of that or any other term of this Assignment.

26.           RELATIONSHIP OF PARTIES.  Nothing contained in this Assignment shall constitute Lender as a joint venturer, partner or agent of Borrower or Operator, or render Lender liable for any debts, obligations, acts, omissions or representations of Borrower or Operator except as provided herein.

27.           ENFORCEABILITY. The determination of invalidity, illegality, or unenforceability of any provision of this Assignment, pursuant to judicial decree, shall not affect the validity or enforceability of any other provision of this Assignment, each of which shall remain in full force and effect.

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28.           ASSIGNMENT TO FANNIE MAE.  If Lender assigns its rights under this Assignment to Fannie Mae, all references in this Assignment to Lender shall be deemed to be references to Fannie Mae.

ATTACHED EXHIBITS.  The following exhibits are attached to this Assignment:

[X]           Exhibit A                                Legal Description

[X]           Exhibit B                                Contracts

[X]           Exhibit C                                Licenses

[X]           Exhibit D                                Modifications to Assignment

(Signature Pages Attached)

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IN WITNESS WHEREOF, Borrower, Lender and Operator have executed this Assignment as of the day and year first above written.

BORROWER

EMERIKEYT SPRINGS AT OCEANSIDE INC., a California corporation

By:/s/ Eric Mendelsohn
Name: Eric Mendelsohn
Title: Senior Vice President Corporate Development

STATE OF _Washington_____

COUNTY OF _King___

On April 23, 2008, before me, _Alissa B. Panzer____(here insert name), a Notary Public, personally appeared Eric Mendelsohn, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

__/s/ Alissa B. Panzer ____________

Notary Public

Print Name: ___ Alissa B. Panzer _________

My commission expires:

___3-8-11_________

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LENDER:

KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation

By: /s/ Robin M. Mullenix
Name: Robin M. Mullenix
Title: Vice President

STATE OF TEXAS

COUNTY OF DALLAS

On April _25, 2008, before me, __Linda M. Taschler__________(here insert name), a Notary Public, personally appeared Robin M. Mullenix, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

__/s/ Linda M. Taschler ____

Notary Public

Print Name: __ Linda M. Taschler _______

My commission expires:

___11-6-10_____

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OPERATOR:

EMERITUS PROPERTIES XVI, INC., a Nevada corporation

By: /s/ Eric Mendelsohn
Name: Eric Mendelsohn
Title: Senior Vice President Corporate Development

STATE OF __Washington______

COUNTY OF ___King____

On April 23, 2008, before me, ____Marrji Padden________(here insert name), a Notary Public, personally appeared Eric Mendelsohn, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

____/s/ Marrji Padden ________

Notary Public

Print Name: __ Marrji Padden ____

My commission expires:

____12-19-08_______

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EXHIBIT A

Legal Description

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1 OF PARCEL MAP NO. 7252 IN THE CITY OF OCEANSIDE, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY MAY 11, 1978.

EXCEPTING ONE HALF OF ALL PETROLEUM AND GAS IF ANY AND ALLIED HYDROCARBONOUS SUBSTANCES ARE RESERVED BY THE VISTA IRRIGATION DISTRICT BY DEED RECORDED JULY 17, 1945 IN Book 1901, PAGE 429, EXCEPTING THE RIGHT TO ENTER UPON SAID LAND AS QUITCLAIMED BY THE VISTA IRRIGATION DISTRICT, JUNE 18, 1987 AS INSTRUMENT NO. 87-340401.

Assessor’s Parcel Number:  168-012-27

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EXHIBIT B

Contracts

(List all Contracts currently encumbering the Mortgaged Property)

       Vendor Name                                                                                     Contract Term

Holmes Landscape Company                                                                                                                     Automatic Renewals

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EXHIBIT C

Licenses

(List all Licenses pertaining to the Mortgaged Property)

1.	State of California, Department of Social Services License to operate and maintain a Residential-Elderly Facility with an effective date of March 1, 2004.

2.	City of Oceanside Business License effective December 7, 2007 with an expiration date of November 30, 2008.

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(Seniors Housing)	05-05	© 2000-2005 Fannie Mae

EXHIBIT D

Modifications to Assignment

The following modifications are made to the text of the Assignment that precedes this Exhibit:

1.           Recital E is hereby modified by replacing the words “a default by Borrower” with the words “an Event of Default”.

2.           Section 1(b) is amended by adding the following phrase to the end before the period:  “but shall not include any contract or other agreement, or any part of any contract or other agreement, that does not relate to the Mortgaged Property.”

3.           Paragraph 1(j) is modified by deleting the last sentence in its entirety and replacing it with the following:

“The term “Leases” shall also include any residency, occupancy, admission, and care agreements pertaining to residents of the Mortgaged Property and shall also specifically include, without limitation, the Operating Lease.”

4.           The last sentence of Paragraph 3(b) is modified by adding the words “if and to the extent required by Lender,” before the words “Lender and Operator have executed”.

5.           Paragraph 3 is amended to add the following paragraph (h) at the end thereof:

“(h)
"As consideration for the material financial benefits to be derived from Lender’s approval of the Operating Lease and providing the Loan, Operator hereby agrees upon the occurrence of an Event of Default and at the option of Lender, that it shall provide all necessary services required under any Operating Lease or applicable licensing or regulatory requirements subject, however, to Lender making available (to the extent in Lender’s possession or under Lender’s control) the revenues generated from the Mortgaged Property if and to the extent necessary to cover the actual out-of-pocket costs of such services (exclusive of fees to Operator), and shall fully cooperate with Lender and any receiver as may be appointed by a court, in performing these services and agrees to arrange for an orderly transition to a replacement operator, manager or provider of the necessary services, and to execute promptly all applications, assignments, consents and documents requested by Lender to facilitate such transition; provided, however, nothing herein shall be construed as requiring the Operator to allow a third party to operate the Mortgaged Property under its License except to the extent permitted by applicable law.”

6.           Paragraph 4(e) is modified by adding the words “Subject to applicable Privacy Laws,” at the beginning of the first sentence.

7.           Paragraph 4(f) is hereby deleted in its entirety and restated as follows:

“(f)
Operator shall not lease any portion of the Mortgaged Property for non-residential use except with the prior written consent and approval of Lender with the exception of the Operating Lease which has previously been approved by Lender; provided, however, that Lender’s prior written consent and prior written approval shall not be required with respect to commercial leases for hair salons, physical therapy spaces, or other leases covering floor space not exceeding 3,000 square feet, provided that the lessee and its business and non-residential use of a portion of the Mortgaged Property are consistent with similarly situated senior housing facilities (an “Immaterial Commercial Lease”).  Operator shall not modify the terms of, extend or terminate, any Lease for non-residential use (including any Lease in existence on the date of this Instrument) without the prior written consent of Lender; provided, however, no such consent shall be required with respect to any modification, extension or termination of any Immaterial Commercial Lease.  Operator shall, without request by Lender, deliver an executed copy of each non-residential Lease to Lender promptly after such Lease is signed.  All non-residential Leases (including, without limitation, the Operating Lease but specifically excluding all Immaterial Commercial Leases) and renewals or extensions of existing Leases, shall specifically provide that (1) such Leases are subordinate to the lien of this Instrument (unless waived in writing by Lender); (2) the resident or tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner; (3) the resident or tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (4) the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (5) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser's option, accept or terminate such Lease; and (6) the resident or tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.”

8.           Paragraph 5(a) is modified by adding the words “, the average annual consideration of which is at least $20,000.00,” after the words “Operator has entered into the Contracts” in the first sentence.

9.           Paragraph 5(b) is modified by adding the words “(including the Contracts identified in Exhibit B)” after the words “in, to and under the Contracts” in the first sentence.

10.           Paragraph 5(e)(1) is hereby modified by adding the words “except as otherwise disclosed in writing to Lender,” at the beginning of the paragraph.  In addition, the representation that the Contracts are assignable shall be made only with respect to the Contracts listed on Exhibit B.

11.           Paragraph 6(iii) is modified by adding the words “except as such enforceability may be limited by creditors rights laws and general principles of equity,” to the end thereof.

12.           Paragraph 7(a) is modified by adding the words “other than Borrower” before the words “without the prior written consent of Lender;”.

13.           Paragraph 7(b) is modified by adding the words “to any person or entity other than Lender” before the words “without the prior written consent”.

14.           Paragraph 8 is modified by:

(i)           adding the words “subject, however, to Lender making available (to the extent in Lender’s possession or under Lender’s control) the revenues generated from the Mortgaged Property if and to the extent necessary to cover the costs of such services” after the words “licensing or regulatory requirements” in the third sentence.

(ii)           adding the words “; provided, however, nothing herein shall be construed as requiring Operator to allow a third party to operate the Mortgaged Property under its License except to the extent permitted by applicable law” to the end of the paragraph before the period.

15.           Paragraph 9 is modified by:

(i)           adding the following after the word “thereafter” in the first sentence:

“while such Event of Default is continuing”

(ii)	adding the following after the word “emergency” at the end of the paragraph before the period:

“, but subject, in each instance, to any requirements of applicable law with respect to the operation of the Mortgaged Property by a duly licensed operator”

16.           Paragraph 14(a) is modified by:

(i)	adding the word “those” before the words “financial statements of Operator” in the first sentence.

(ii)	adding the words “as are required by the terms of the Security Instrument,” before the words “and allowing Lender to undertake inspections” in the first sentence.

(iii)	adding the words “subject to Lender’s compliance with applicable Privacy Laws” at the end of the first sentence before the period.

(iv)	adding the words “if applicable,” after the words “including without limitation,” in the second sentence.

(v)	adding the words “and fails to cure such default within any cure period set forth in the Operating Lease,” after the words “operate the Mortgaged Property” in the third sentence.

17.           Paragraph 14(j) is modified by adding the words “Except as permitted by the terms hereof or of the Security Instrument,” at the beginning of the paragraph.

18.           Paragraph 15(h) is modified by deleting the “and,” after the words “cleaning materials” and adding the words “and medical products and devices” after the words “petroleum products”.

19.           Paragraph 15(i) is modified by adding the words “unless the same is actually delivered to Lender” at the end of the paragraph before the semi-colon.

20.           Paragraph 15(n) is modified by adding the following at the end of the paragraph before the “; and”:

“as long as the Operating Lease remains in effect but will, if accompanied by a termination of the Operating Lease, require a new operator to secure a license in its own name to operate the Mortgaged Property”

21.           The first sentence of Paragraph 20 is hereby amended by deleting the introductory phrase in its entirety and restating it as follows:

“Within 10 days after receipt of a written request from Lender and subject to applicable Privacy Laws,”

22.           All capitalized terms used in this Exhibit not specifically defined herein shall have the meanings set forth in the text of the Assignment that precedes this Exhibit.

(Initial Pages Attached)

Initial Page to Exhibit D Modifications to Agreement

Borrower’s Initials:	/s/ EM

Initial Page to Exhibit D Modifications to Agreement

Lender’s Initials:	/s/ RM

Initial Page to Exhibit D Modifications to Agreement

Operator’s Initials:	/s/ EM